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Exhibit 23.12

        [Letterhead of WLR Consulting, Inc.]

CONSENT OF WLR CONSULTING, INC.

        The undersigned, WLR Consulting, Inc., hereby states as follows:

        Our firm assisted with a technical study, completed in 2005 (the "Technical Study") relating to mineralized material in the Paredones Amarillos property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study" in this Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the Technical Study, including the reference to our firm included with such information, as set forth above in the Form 10-K.

WLR CONSULTING, INC.
	By:	/s/ WILLIAM L. ROSE Name: William L. Rose Title: President
Date: March 12, 2008

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  Exhibit 23.12
CONSENT OF WLR CONSULTING, INC.